                                  SCHEDULE 14C
                                 (RULE 14C-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934


    Check the appropriate box:
    / /  Preliminary Information Statement
    /X/  Definitive Information Statement
    / / Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).



                                WESTERN STAFF SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                AUGUST 13, 1998

                            ------------------------

To the Stockholders of

  WESTERN STAFF SERVICES, INC.:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Meeting") of Western Staff Services, Inc. (the "Company"), a Delaware corporation, will be held on August 13, 1998 at 8:30 a.m., local time, at the Company's administrative offices, 220 N. Wiget Lane, Walnut Creek, California, for the following purpose, as more fully described in the Information Statement accompanying this Notice:

    1. To amend the Company's Third Amended and Restated Certificate of Incorporation to change the Company's name to "Westaff, Inc."


    No other business may come before said meeting or any adjournment thereof. Only stockholders of record at the close of business on July 16, 1998 are entitled to notice of and to vote at the Meeting. The stock transfer books will not be closed between the record date and the date of the Meeting.


    All stockholders are cordially invited to attend the Meeting in person. Shares of the Company's Common Stock, $0.01 par value, can be voted at the Meeting only if the holder is present at the Meeting in person or by valid proxy. Management is not soliciting proxies in connection with the Meeting and stockholders are requested not to send proxies to the Company.

    Your attention is directed to the attached Information Statement.

                                          By Order of the Board of Directors,

                                          /s/ W. ROBERT STOVER
     ---------------------------------------------------------------------------

                                          W. Robert Stover

                                          CHAIRMAN OF THE BOARD OF DIRECTORS AND
                                          CHIEF EXECUTIVE OFFICER


July 24, 1998

                          WESTERN STAFF SERVICES, INC.

                                301 Lennon Lane

                      Walnut Creek, California 94598-2453

                            ------------------------

                             INFORMATION STATEMENT

                      FOR SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 13, 1998

                            ------------------------


    This Information Statement is furnished by the Board of Directors of Western Staff Services, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on August 13, 1998 (the "Meeting"). The Meeting will be held at 8:30 a.m., local time, at the Company's administrative offices, 220 N. Wiget Lane, Walnut Creek, California. This Information Statement is being mailed on or about July 24, 1998, to all stockholders of record at the close of business on July 16, 1998 (the "Record Date").


    The proposal to amend the Company's Third Amended and Restated Certificate of Incorporation to change the Company's name to "Westaff, Inc.", which is to be considered and acted upon at the Meeting, is summarized in the accompanying Notice and is described in more detail in this Information Statement. On the Record Date, 15,818,182 shares of the Company's common stock, $0.01 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date. The Amendment requires the affirmative vote of a majority of shares of Common Stock issued and outstanding as of the Record Date. Abstentions will have the same effect as negative votes, while broker non-votes are not included in the total number of votes cast on the Amendment and therefore will not be counted for purposes of determining whether the Amendment has been approved. All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

                       WE ARE NOT ASKING YOU FOR A PROXY

                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                            OWNERSHIP OF SECURITIES


    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 16, 1998 for (i) all persons who are beneficial owners of five percent (5%) or more of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and the four other most highly paid executive officers as of the fiscal year ended November 1, 1997, and (iv) all executive officers and directors of the Company as a group.



NAME                                                           NUMBER OF SHARES(1)  PERCENT(2)
-------------------------------------------------------------  -------------------  ----------
W. Robert Stover(3)..........................................         9,943,210          62.9%
Joan C. Stover(4)............................................         8,899,827          56.3%
  c/o Western Staff Services, Inc.
  301 Lennon Lane
  Walnut Creek, CA 94598
Michael K. Phippen(5)........................................           125,370         *
Paul A. Norberg(6)...........................................            58,241         *
Harvey L. Maslin(7)..........................................            19,086         *
Jack D. Samuelson(8).........................................            18,750         *
Gilbert L. Sheffield(9)......................................            11,250         *
Ronald C. Picco(10)..........................................             5,348         *
All executive officers and directors as a group
  (12 persons)(11)...........................................        10,221,756          64.6%


------------------------

  * Less than one percent (1%)

 (1) To the Company's knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to all shares of Common Stock indicated opposite such person's name.


 (2) Based on 15,818,182 shares of Common Stock outstanding at July 16, 1998. Shares of Common Stock subject to options, warrants and convertible notes and other purchase rights currently exercisable or convertible, or exercisable or convertible within 60 days of July 16, 1998 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not deemed outstanding for computing the percentage of any other person or entity.


 (3) Includes 8,899,827 shares of Common Stock held by W. Robert Stover and Joan
     C. Stover as Co-Trustees of the Stover Revocable Trust dated 11/16/88, as amended, the beneficial ownership of which may be attributable to each of Mr. Stover and Mrs. Stover. Includes 1,043,383 shares of Common Stock contributed to the Stover Charitable Lead Annuity Trust as to which Mr. Stover has voting power, but has disclaimed beneficial ownership. Does not include 80,356 shares of Common Stock owned by the Stover Foundation, a California nonprofit religious corporation as to which Mr. Stover has shared voting power.

 (4) Includes 8,899,827 shares of Common Stock held by W. Robert Stover and Joan
     C. Stover as Co-Trustees of the Stover Revocable Trust dated 11/16/88, as amended, the beneficial ownership of which may be attributable to each of Mr. Stover and Mrs. Stover.

 (5) Includes options to purchase 87,495 shares of Common Stock held by Mr. Phippen, which are immediately exercisable under the Company's 1996 Stock Option/Issuance Plan (the "1996 Stock Option/Stock Issuance Plan").

 (6) Includes options to purchase 52,499 shares of Common Stock held by Mr. Norberg, which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan.

 (7) Includes options to purchase 4,626 shares of Common Stock held by Mr. Maslin, which are immediately exercisable under the Company's Executive and Key Employee Nonstatutory Incentive Option Plan (the "1989/90 Stock Option Plan"). Mr. Maslin is no longer with the Company. His employment concluded in November 1997 after the start of fiscal 1998.

 (8) Includes options to purchase 5,250 shares of Common Stock held by Mr. Samuelson, which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan.

 (9) Includes options to purchase 5,250 shares of Common Stock held by Mr. Sheffield, which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan.

 (10) Includes options to purchase 4,375 shares of Common Stock held by Mr. Picco, which are immediately exercisable under the 1996 Stock Option/Issuance Plan.

 (11) Includes options to purchase 4,626 shares of Common Stock held by all executive officers and directors, which are immediately exercisable under the 1989/90 Stock Option Plan, and options to purchase 184,774 shares of Common Stock, which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan.

                  MATTERS TO BE CONSIDERED AT SPECIAL MEETING
                     PROPOSAL ONE--CHANGE OF CORPORATE NAME

    The Board of Directors of the Company has unanimously adopted a resolution setting forth an amendment to Article FIRST of the Company's Third Amended and Restated Certificate of Incorporation. Once approved by a majority of the Company's stockholders, the amendment will be effective when filed with the Secretary of State of the State of Delaware and will amend Article FIRST of the Company's Third Amended and Restated Certificate of Incorporation to read as follows:

    "FIRST. The name of the Corporation is Westaff, Inc. (the "Corporation")."

    The Board of Directors recommends that the Company's stockholders approve a resolution to change the name of the Company from "Western Staff Services, Inc." to "Westaff, Inc." The Board believes it is in the best interest of the Company to change the corporate name to more clearly convey a contemporary image and identity for recruiting purposes. The Board also believes that the corporate name change will promote more consistent name recognition by the public as the Company grows internally and through acquisitions and increases its geographic scope.

    Upon stockholder approval of the change in the Company's name, the trading symbol for the Common Stock on the Nasdaq National Market will not be changed. Stock certificates representing the Company's Common Stock issued prior to the effective date of the change in corporate name to "Westaff, Inc." will continue to represent the same number of shares, remain authentic and will not be required to be returned to the Company or its transfer agent for reissuance. New stock certificates issued upon transfer of shares of Common Stock after the name change will bear the name "Westaff, Inc." Delivery of existing stock certificates will continue to be accepted in a sale transaction made by a stockholder after the corporate name is changed.


    The Company's cost of effecting the name change will not be material. The public announcement of the change of the corporate name will consist principally of announcements placed in the business and financial press. The Company intends to effect the name change on or about September 24, 1998. Thereafter, the Company intends to use the name "Westaff, Inc." in its communications with stockholders and the investment community.


    Approval of the amendment to the Company's Third Amended and Restated Articles of Incorporation to change the name of the Company will require the affirmative vote of a majority of the shares of Common Stock issued and outstanding as of the Record Date.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE COMPANY'S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "WESTAFF, INC."

                                          THE BOARD OF DIRECTORS OF

                                          WESTERN STAFF SERVICES, INC.


Dated: July 24, 1998